                                                                        Ex. 21.1


                          RECYCLING INDUSTRIES, INC.
                          --------------------------

                       SUBSIDIARIES AS OF JUNE 18, 1996


NR Holdings, Inc., a Nevada corporation, wholly-owned

     Nevada Recycling, Inc., a Nevada corporation, wholly-owned by NR Holdings, Inc.

Metal Recovery, Inc., a Delaware corporation, wholly owned

Recycling Industries of Texas, Inc. d/b/a Anglo Iron & Metal, Inc., a Colorado corporation, wholly-owned

Recycling Industries of Missouri, Inc. d/b/a Mid-America Shredding, Inc., a
     Colorado corporation, wholly-owned

Recycling Industries of Iowa, Inc., a Colorado corporation, wholly-owned

Environmental Recovery Systems of Wrenthem, a Massachusetts corporation, 90% owned*

Environmental Recovery Systems of New Milford, a Connecticut corporation, wholly-owned*

Environmental Recovery Systems of Leominster, a Massachusetts corporation, wholly owned*

Environmental Recovery Systems of Metals, a Colorado corporation, wholly-owned*

Environmental Recovery Systems of Georgia, a Georgia corporation, wholly-owned*

________

* Corporation is inactive with no operations.